                                                                    EXHIBIT 12.1

                            RICHEY ELECTRONICS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNT IN THOUSANDS)

                                                                                    YEARS ENDED
                                                               -----------------------------------------------------
                                                                JAN. 1,   DEC. 31,   DEC. 31,   DEC. 31,   DEC. 31,
                                                                 1993       1993       1994       1995       1996
                                                               ---------  ---------  ---------  ---------  ---------
Income before taxes..........................................  $     750  $   1,167  $   3,166  $   4,786  $  10,912
                                                               ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest expense and amortization of debt costs............        388      1,198      1,606        867      5,569
  Operating lease adjustment(1)..............................        315        564        452        602      1,344
                                                               ---------  ---------  ---------  ---------  ---------
  TOTAL FIXED CHARGES........................................        703      1,762      2,058      1,469      6,913
                                                               ---------  ---------  ---------  ---------  ---------
  INCOME BEFORE TAXES ADJUSTED FOR FIXED CHARGES.............  $   1,453  $   2,929  $   5,224  $   6,255  $  17,825
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...........................       2.1x       1.7x       2.5x       4.3x       2.6x
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------
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(1) Represents portion of rental expense under operating leases deemed by the
    Company to be representative of the interest factor.